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[CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                                                   Exhibit 10.14

                      INTERNATIONAL DISTRIBUTOR AGREEMENT


     This INTERNATIONAL DISTRIBUTOR AGREEMENT (the "Agreement") is entered into effective April 1, 2001 (the "Effective Date") by and between TheraSense, Inc., a Delaware corporation with a principal place of business at 1360 South Loop Road, Alameda, California 94502, USA ("TheraSense") and Nipro Corporation, a corporation organized under the laws of Japan, with a principal place of business at 3-9-3, Honjo-Nishi, Kita-ku, Osaka, Japan ("Nipro").

                                  BACKGROUND

     A. TheraSense is the owner of the FreeStyle Products (as defined below) useful in monitoring blood glucose levels and desires to engage a marketing and distribution partner which can (i) assist it in obtaining regulatory and reimbursement approvals to market the FreeStyle Products, and (ii) promote, market and distribute the FreeStyle Products; and

     B. Nipro desires to purchase from TheraSense, and TheraSense desires to sell to Nipro, the FreeStyle Products for resale in the Territory (as defined below); and

     C. Nipro desires to distribute and sell the FreeStyle Products to Customers (as defined below) in the Territory.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.   DEFINITIONS

     1.1  "Affiliate" shall mean any corporation or other entity which is
           ---------
directly or indirectly controlling, controlled by or under common control with TheraSense or Nipro. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the

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outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

     1.2  "Competing Product" shall mean any system used for the measurement of
           -----------------
glucose levels for purposes of diagnosis, monitoring or treatment of diabetes melitus.

     1.3  "Confidential Information" shall mean, subject to the provisions of
           ------------------------
Article 10 hereof, (i) any proprietary or confidential information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.

     1.4  "Customers" shall mean Nipro's customers solicited by Nipro, its
           ---------
Affiliates or its Subdistributors within the Territory.

     1.5  "Field of Use" shall mean single use, disposable, in vitro tests for
           ------------
monitoring glucose in human body fluids. It is understood that Field of Use does not include Strips intended for use with a continuous glucose monitoring system, such as TheraSense's Messenger product.

     1.6  "FreeStyle Products(s)" shall mean those products intended for sale in
           ---------------------
the Territory, as listed in Exhibit A attached hereto. Subject to Section 2.3, the Freestyle Products listed in Exhibit A may be changed, discontinued or added to by TheraSense.

     1.7  "Kissei" shall mean the Kissei Pharmaceutical Corporation, a
           ------
corporation organized under the laws of Japan, with its principal place of business at 19-48 Yoshino, Matsumoto, Nagano 399, Japan.

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     1.8  "Subdistributor" shall mean a third party to whom Nipro has granted
           --------------
the right to distribute the FreeStyle Products under Section 2.2 hereof.

     1.9  "Territory" shall mean, as of the Effective Date, Japan.
           ---------

2.   FREESTYLE APPOINTMENT AND AUTHORITY OF NIPRO

     2.1  Appointment and Authority.
          -------------------------

          2.1.1  Exclusive Distributor. Subject to the terms and conditions
                 ---------------------
herein, TheraSense hereby appoints Nipro as TheraSense's exclusive and sole distributor and marketing partner for the FreeStyle Products in the Territory in the Field of Use, and Nipro hereby accepts such appointment. TheraSense agrees not to sell the FreeStyle Products to anyone for delivery in the Territory in the Field of Use or with knowledge that the FreeStyle Products are being purchased for use or resale in the Territory in the Field of Use. Likewise, Nipro agrees not to sell the Freestyle Products to anyone for delivery outside the Territory, or inside the Territory outside the Field of Use, or with knowledge that the FreeStyle Products are being purchased for use or resale outside the Territory, or inside the Territory outside the Field of Use.

          2.1.2 Nipro's sole authority shall be to purchase FreeStyle Products from TheraSense and to promote, market and resell such FreeStyle Products for delivery to Customers in the Territory in the Field of Use in accordance with the terms of this Agreement. Nipro shall not have the authority to make any commitments whatsoever on behalf of TheraSense.

          2.1.3 Notwithstanding the rights granted to Nipro to distribute the FreeStyle Products hereunder, Nipro shall have no right to advertise, solicit sales, promote, market, sell or otherwise dispose of (i) the FreeStyle Products outside the Territory, or (ii) any TheraSense products, other than the FreeStyle Products in the Field of Use, in the Territory.

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     2.2  Subdistributors. Subject to the provisions of this Section 2.2, Nipro
          ---------------
may appoint one or more third parties, with a reputation for competence and ethical behavior, within any portion of the Territory to distribute the FreeStyle Products in the Field of Use. Within twenty (20) days after the appointment of such Subdistributor, Nipro shall notify TheraSense of the identity of such Subdistributor. Nipro shall not sell or otherwise transfer the FreeStyle Products to any Subdistributor until such Subdistributor enters into a form of written agreement ("Subdistributor Agreement") with Nipro, binding the Subdistributor to terms and conditions substantially similar to those terms and conditions agreed upon by Nipro in this Agreement. Further, Nipro shall only grant Subdistributors the right to make sales of the FreeStyle Products in the Territory in the Field of Use. Nipro agrees to terminate a Subdistributor's right to distribute the FreeStyle Products promptly upon becoming aware that such Subdistributor, or its authorized distributor(s) or reseller(s), is selling or otherwise distributing the FreeStyle Products in violation of its Subdistributor Agreement. Each Subdistributor Agreement shall contain provisions making TheraSense a direct and intended third party beneficiary of such Subdistributor Agreement.

     2.3  FreeStyle Product Changes.
          -------------------------

          2.3.1  Changes in the FreeStyle Products. TheraSense shall notify
                 ---------------------------------
Nipro as soon as reasonably feasible of any intended material change, discontinuation or addition to the FreeStyle Products supplied under this Agreement. The features, function and/or appearance of any such FreeStyle Product may be materially technically improved by TheraSense with three (3) months prior written notice to Nipro so long as such improved product meets or exceeds the Product Specification for such product, as listed in Exhibit E. TheraSense may make non-material changes in such FreeStyle Products, including without limitation changing components of a FreeStyle Product, without written notice to Nipro. The Freestyle Products may be discontinued by TheraSense only with Nipro's prior written consent, such consent not to be unreasonably withheld.

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          2.3.2  New Versions of the FreeStyle Products. TheraSense shall notify
                 --------------------------------------
Nipro as soon as reasonably feasible of any new versions of the FreeStyle Products that TheraSense intends to make available for commercial sale in the Territory (each a "New Version"); provided, it is understood and agreed that New Versions shall not include any implantable glucose sensors developed and/or commercialized by TheraSense. Upon TheraSense's notice to Nipro of the availability of a particular New Version, the parties shall use their best efforts to agree on transfer prices and other terms under which Nipro may obtain the right to market and sell such New Version in the Territory. In the event the parties are unable to agree on such terms within *** of TheraSense's notice to Nipro, such New Versions shall not be added to this Agreement and TheraSense shall be free to market and promote such New Version in the Territory; provided, TheraSense shall not enter into a written agreement with or sell to any third party to resell such New Version in the Territory for transfer prices and terms more favorable to such third party than the final transfer prices and terms rejected by Nipro.

          2.3.3  Implantable Glucose Sensors. TheraSense agrees to keep Nipro
                 ----------------------------
reasonably advised of TheraSense's progress with developing an implantable glucose sensor, and in the event TheraSense intends to make such sensor available for commercial sale in the Territory, TheraSense will provide Nipro an opportunity to offer its distribution services in the Territory for such sensor, which offer TheraSense is free to accept or reject without exception.

     2.4  Reservation of Rights. Except as expressly provided in this Article
          ---------------------
2, no right, title, or interest is granted, whether express or implied, by TheraSense to Nipro, and nothing in this Agreement shall be deemed to grant to Nipro rights in any products or technology other than the FreeStyle Products in the Territory, nor shall any provision of this Agreement be deemed to restrict TheraSense's right to exploit technology, know-how, patents, or any other intellectual property rights relating to the FreeStyle Products in products other than the FreeStyle Products in the Territory. TheraSense reserves the right to appoint other authorized distributors or resellers outside the Territory provided that they are prohibited

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from selling or delivering FreeStyle Products in the Territory. TheraSense agrees to terminate a distributor or reseller's right to distribute FreeStyle Products promptly upon becoming aware that the distributor or reseller is selling or distributing the FreeStyle Products, directly or indirectly, in the Territory. TheraSense also reserves the right to appoint third parties to distribute the FreeStyle Products and New Versions inside the Territory in fields of use other than the Field of Use. It is further understood and agreed that TheraSense may distribute products, other than the FreeStyle Products, in the Territory, either directly or indirectly, for any and all uses. In addition TheraSense reserves the right to sell Strips in the Territory, either directly or through third parties, solely for use in calibrating a continuous glucose monitoring system ("CGMS"), provided TheraSense will only market and sell such Strips for use with such CGMS. ***

     2.5  Conflict of Interest. During the term of this Agreement, Nipro agrees
          --------------------
not to promote, market, or sell a Competing Product in the Field of Use in the Territory.

     2.6  Independent Contractors. The relationship of TheraSense and Nipro
          -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint venture or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever. All financial and other obligations associated with either party's business are the sole responsibility of the party.

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3.   CONSIDERATION

     3.1  Signature Payments. In partial consideration of the distribution
          -------------------
rights granted herein, upon the Effective Date of this Agreement, Nipro shall pay to TheraSense a nonrefundable (except as provided for in Section 12.6.2), noncreditable payment of Five Million U.S. Dollars (U.S. $5,000,000).

     3.2  TheraSense Product Prices.
          -------------------------


          3.2.1  TheraSense Products. For each FreeStyle Product purchased from
                 -------------------
TheraSense, Nipro shall pay to TheraSense an amount equal to the transfer price set forth in Exhibit B (the "Transfer Price"). All prices are in U.S. Dollars with terms FCA (Incoterms 2000) the Shipping Location (as defined in Section 5.5 below). The difference between the Transfer Price and Nipro's price to its Customers shall be Nipro's sole remuneration for distribution of the FreeStyle Products. The Transfer Prices set forth in Exhibit B shall remain in effect from the Effective Date *** of the Effective Date. Thereafter, TheraSense has the right to *** revise the Transfer Prices with *** advance written notice to Nipro; provided, any such increase shall not *** averaged over the preceding calendar year. Such revisions shall apply to all orders received after the effective date of revision.


          3.2.2  Transfer Price Adjustments. By December 1 of each calendar year
                 --------------------------
Nipro shall provide to TheraSense a non-binding written estimate of its requirements of Strips (as defined in Exhibit A) for the upcoming calendar year (the "Estimated Annual Volume"). The Estimated Annual Volume shall be used to establish the Transfer Price for the Strips for the first quarter of the upcoming year. Thereafter, upon Nipro's submission of each quarterly forecast to TheraSense, if either party concludes that the annual purchase of Strips will be higher or lower than the Estimated Annual Volume so as to cause a different Transfer Price to obtain, the parties will agree on a price change for Strips for future shipments in such quarter. The objective of each quarterly price change will be to minimuze year-end credits or rebates between the parties.

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Notwithstanding the foregoing, in no event shall Nipro be obligated to pay, or TheraSense be entitled to receive, more or less than the corresponding amount set forth on Exhibit B for the actual number of Strips purchased by Nipro in each calendar year. Within 30 days after the end of each calendar year, Nipro or TheraSense shall pay to the other any amounts due relating to underpayments accrued or overpayments made with respect to the Strips in such calendar year.

          3.2.3  Government Reimbursements. The parties recognize that the
                 -------------------------
market price for Strips in the Territory may change up or down as a result of changes in the Japan government reimbursement policies. Nipro shall promptly inform TheraSense in writing, documenting any such changes in the reimbursement policies for hospital or clinic blood glucose testing which would affect the price Nipro would actually receive for sales of Strips. ***.

          3.2.4  Payment for TheraSense Products. TheraSense shall submit an
                 -------------------------------
invoice to Nipro upon each shipment of FreeStyle Products ordered by Nipro and as set forth below in Section 5.5. The invoice shall cover the Transfer Price for the FreeStyle Products in a given shipment plus any freight, taxes or other costs incident to the purchase or shipment initially paid by TheraSense but to be borne by Nipro. The invoiced amounts for FreeStyle Products shipped shall be due in full net thirty (30) days upon the later of receipt by Nipro of the FreeStyle Products or the invoice.

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          3.2.5  Delinquency. In the event that Nipro's account becomes
                 -----------
***.

     3.3  Payment Method. Nipro shall make payments to TheraSense under this
          --------------
Agreement by wire transfer to a bank account designated by TheraSense. All payments due hereunder shall be paid in U.S. dollars.

4.   SUPPLY OF PRODUCTS; PACKAGING AND LABELING

     4.1  Supply of FreeStyle Products. Subject to terms of this Agreement,
          ----------------------------
including without limitation Article 5, TheraSense shall sell the FreeStyle Products (Meters, Strips (pre-packaged in vials and boxes), Lancing Devices and Control Solution (each as defined in Exhibit A)) to Nipro in bulk.

     4.2  Supply of Lancets. Nipro shall be responsible for obtaining the
          -----------------
lancets (a disposable head placed in the Lancing Device for use in piercing the skin of the patient to be tested, each a "Lancet") to be used in conjunction with the FreeStyle Products. Lancets obtained by Nipro shall meet mutually agreed upon specifications.

     4.3  Product Packaging and Labeling.
          ------------------------------

          4.3.1  Strip Packaging and Labeling. Strips shall be delivered to
                 ----------------------------
Nipro pursuant to Section 5.4 below, in a package, including without limitation vials or boxes, (the "Strip Package") containing the Strips together with an insert. Both the Strip Package and the insert shall be labeled as follows:
"Manufactured by TheraSense" and "Distributed by Nipro" and shall carry both the TheraSense and Nipro logo (or at Nipro's prior reasonable notice and election, Nipro's name and logo shall be

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replaced by "Kissei"). Unless otherwise instructed by TheraSense in writing,
Nipro shall deliver the Strips to its Customers only as part of an unopened Strip Package.

          4.3.2  Product, Packaging and Labeling. Nipro shall be responsible for
                 -------------------------------
packaging and labeling (including without limitation any final packaging and labeling), (i) each FreeStyle Product (other than the Strip Package) supplied to Nipro by TheraSense hereunder, (ii) the Lancets, and (iii) all printed materials to be inserted within or upon such packaging, in each case, subject to TheraSense's prior review and written approval, such approval not to be unreasonably withheld (the "Packaging Materials"). Once a particular Packaging Material has been approved by TheraSense, it may be used by Nipro without further approval from TheraSense. Nipro shall be also responsible for ensuring that all FreeStyle Products and Lancets are packaged and labeled in accordance with the requirements of all applicable regulatory authorities in Japan, including without limitation the requirements set forth by the Japan Ministry of Health and Welfare ("JMHW"). Except for the addition of information required by applicable laws and regulations, Nipro shall not re-label FreeStyle Products supplied to Nipro by TheraSense hereunder without the prior written consent of TheraSense.

     4.4  Proprietary Notices.
          -------------------

          4.4.1  Marking. All FreeStyle Products and their Packaging Materials
                 -------
distributed by Nipro in the Territory shall be marked with any appropriate patent number, TheraSense's name and trademarks ("Trademarks", as listed in Exhibit D) and the name of either Nipro or Kissei; provided, the Strips contained within the Strip Package shall only be marked with TheraSense's Trademark(s). FreeStyle Products and their Packaging Materials shall be marked with TheraSense Trademarks in at least equal prominence to Nipro's marks. Nipro, its Affiliates and its Subdistributors shall not remove, alter, cover or obfuscate any of the Trademarks or other proprietary rights notices placed or embedded by TheraSense on any FreeStyle Product or Strip Package or any of the items contained therein. TheraSense

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reserves the right to modify the Trademarks or substitute alternative marks for any or all of the Trademarks at any time ***. In addition, Nipro agrees to use those Trademarks in connection with the FreeStyle Products as may be directed in writing by TheraSense.

             4.4.2  Use. During the term of this Agreement, Nipro may indicate
                    ---
to the public that it is an authorized distributor of the FreeStyle Products and to advertise and promote to Customers (within the Territory) the FreeStyle Products under the Trademarks.

             4.4.3  Approval of Representations. All representations of the
                    ---------------------------
Trademarks that Nipro intends to use shall first be submitted to TheraSense for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by TheraSense. Nipro agrees to fully comply with all reasonable guidelines communicated by TheraSense concerning use of its Trademarks. Nipro may not mark the FreeStyle Products, the Strip Package or their Packaging Materials with the Trademarks of any third party, other than Kissei, without the prior written consent of TheraSense; which consent shall not be unreasonably withheld. If any of TheraSense's Trademarks are to be used in conjunction with another trademark on or in relation to the FreeStyle Products, Strip Package or their Packaging Materials, then the Trademarks shall be presented at least equally legibly, equally prominently, and of equal or greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

             4.4.4  Retained Rights. Nipro acknowledges that the requirement
                    ---------------
that the Trademarks appear on all packages and only in accordance with TheraSense's directions are intended to ensure that all of the goodwill created by the marketing and use of the FreeStyle Products in the Territory will accrue for the benefit of TheraSense and that all use of the Trademarks, and any goodwill associated therewith, shall inure to TheraSense. Nothing contained in this Agreement shall grant to Nipro any right, title or interest in the Trademarks, whether or not specifically recognized or perfected under applicable laws, and

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Nipro irrevocably assigns to TheraSense all such right, title, and interest, if any, in any Trademarks. Without limiting the foregoing, TheraSense shall retain the worldwide right to use such Trademarks for its own co-marketing efforts and for the distribution/sale of other products. At no time during or after the term of this Agreement shall Nipro challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of TheraSense.

5.       TERMS OF PURCHASE OF FREESTYLE PRODUCTS BY NIPRO

         5.1  Solicitation and Placement of Orders from Customers. Nipro shall
              ---------------------------------------------------
be responsible for marketing and soliciting orders for FreeStyle Products from Customers in the Territory, in the Field of Use.

         5.2  Terms and Conditions. All orders of FreeStyle Products by Nipro
              --------------------
from TheraSense during the term of this Agreement shall be subject to the terms of this Agreement. Nothing contained in any purchase order, order acknowledgement, or like document submitted by either party to the other shall in any way modify or add to the terms and conditions in this Agreement.

         5.3  Forecasts. Beginning on the Effective Date and thereafter ***
              ---------
Nipro shall provide to TheraSense a good faith, non-binding written forecast of the number of units of FreeStyle Products that Nipro expects to purchase *** ("Forecasts"). Subject to Section 5.4 below, the parties acknowledge that the Forecasts are for TheraSense's planning purposes only and shall not be binding upon the parties. Nipro and TheraSense shall meet, by telephone or in person, no less frequently than *** to review Forecasts.

         5.4  Order and Acceptance. On a month-to-month and FreeStyle
              --------------------
Product-by-FreeStyle Product basis, Nipro shall submit orders for units of FreeStyle Products so that such orders are received

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by TheraSense *** prior to its requested date of receipt of such units of
FreeStyle Products. Unless otherwise mutually agreed, Nipro shall be obligated to purchase each month *** the amount of FreeStyle Products forecasted for such month in its current Forecast ("Binding Forecasts"). No order shall be binding upon TheraSense until accepted by TheraSense in writing but TheraSense agrees to accept Nipro's purchase orders for quantities of FreeStyle Products ordered by Nipro in a month *** the Binding Forecast for such month. Once accepted by TheraSense, Nipro may cancel or reschedule purchase orders for FreeStyle Products only with TheraSense's prior written approval. Nipro will use commercially reasonable efforts to place orders for FreeStyle Products in an even and regular fashion so as to allow for efficient scheduling of FreeStyle Products production and warehousing. In the event TheraSense receives a purchase order *** in advance of the requested receipt date or for a quantity that is *** the Binding Forecast for a month, TheraSense will use commercially reasonable best efforts to ship such FreeStyle Products to Nipro on the date and in the quantity requested by Nipro; provided, TheraSense shall have no liability to Nipro with respect to such orders that do not meet the requirement of this
Section 5.4 and are not accepted by TheraSense.

         5.5  Shipping. All FreeStyle Products delivered pursuant to the terms
              --------
of this Agreement shall be suitably packed in TheraSense's standard shipping cartons, and marked for shipment at the address of Nipro, as provided in Nipro's purchase order, for delivery within ten (10) days (excluding weekends) to Nipro, FCA (Incoterms 2000) TheraSense's facility currently located at the address listed for TheraSense in Article 16 of this Agreement or such other location as TheraSense may designate (the "Shipping Location"), at which time risk of loss shall pass to Nipro. All expenses related to shipment from the United States to Japan, including without limitation, exportation and importation fees, customs duties and tariffs, freight, insurance, and other shipping expenses, as well as any special packing expense, shall

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

be paid by Nipro. Nipro shall have the right to specify a carrier at the time it places its order but, if it does not do so, TheraSense may choose the mode of shipment and carrier.

         5.6  Acceptance of FreeStyle Products. TheraSense shall certify that
              --------------------------------
each shipment of FreeStyle Products meets the product specifications listed in Exhibit E (the "Product Specifications"). Nipro shall have the right to inspect all FreeStyle Products promptly upon receipt thereof for conformance with the Product Specifications. Any FreeStyle Products not rejected by Nipro within thirty (30) days will be deemed accepted. TheraSense will, at its election, either repair or replace rejected defective FreeStyle Products within thirty
(30) days of receipt thereof. In the event Nipro rejects any FreeStyle Products, Nipro shall be required to demonstrate that such product does not meet a commercially material specification set forth in Exhibit E. The warranty for such products shall continue independent of such acceptance or rejection.

6.       WARRANTY

         6.1  Warranty to Customer. Any warranty set forth in this Section 6.1
              --------------------
shall run directly from TheraSense to Customers. Subject to this Section 6.1, TheraSense shall promptly replace any FreeStyle Product that does not meet one or more of its warranties.

              6.1.1 Nipro Obligations. Nipro shall have responsibility for
                    -----------------
handling Customer returns for non-conforming FreeStyle Products under the warranty. TheraSense shall refer all Customer warranty issues to Nipro for resolution. Nipro shall make no warranties with respect to any of the FreeStyle Products that exceed the warranty made by TheraSense. In the event TheraSense is unable to replace at its expense a faulty product, TheraSense's sole and exclusive liability and Nipro's exclusive remedy shall be to credit Nipro's account for Nipro's original landed cost for the FreeStyle Product or, in the case of Nipro packaged FreeStyle Product, the inventory value according to Nipro's inventory accounting or, in the case of FreeStyle Products returned by a Customer, in accordance with Section 6.1.5.

             6.1.2  TheraSense Limited Warranty. TheraSense warrants to
                    ---------------------------
Customers that upon delivery, FCA the shipping location, and during the warranty period for the FreeStyle Products, as set forth on the product label and/or insert (as provided by TheraSense), FreeStyle Products: (i) will meet the agreed upon Product Specifications as set forth in Exhibit E, (ii) will be free from defects in design, materials and workmanship, (iii) will be of merchantable quality and fit for the purpose for which they are intended, and (iv) will comply with all applicable laws in the place of manufacture.

             6.1.3  Warranty Limitations. The warranties in Sections 6.1.1 and
                    --------------------
6.1.2 shall not apply to FreeStyle Products that have been modified or altered in any manner by anyone other than by or on behalf of TheraSense, or to defects caused (i) through no fault of TheraSense during shipment to or from Nipro; (ii) by the use or operation in an application or environment other than that intended or recommended by TheraSense; (iii) by service by anyone other than employees of, or persons approved in writing by, TheraSense; (iv) by accident, negligence, misuse, other than normal electrical stress, or other causes other than normal use; or (v) by storage, usage or handling in any manner inconsistent with the FreeStyle Products label provided by TheraSense. Replacement FreeStyle Products supplied under this warranty shall carry only the unexpired portion of the original warranty. TheraSense shall not be liable for misbranding with respect to any product labeling or package insert text provided or used by Nipro, or any translation thereof and TheraSense shall not be liable for any adulteration or failure to meet the Product Specifications due to handling or packaging of the FreeStyle Products by Nipro, its Affiliates, its Subdistributors or agents.

             6.1.4  Exclusion of Other Warranties. EXCEPT FOR THE LIMITED
                    -----------------------------
WARRANTIES PROVIDED IN SECTIONS 6.1.1, 6.1.2 AND 6.1.3 ABOVE, THERASENSE GRANTS NO OTHER

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WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE, IN ANY COMMUNICATION
WITH NIPRO OR ITS CUSTOMERS, OR OTHERWISE, REGARDING THE FREESTYLE PRODUCTS, AND THERASENSE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, AND NONINFRINGEMENT. EXCEPT AS PROVIDED EXPRESSLY IN THIS AGREEMENT AND/OR THERASENSE'S WARRANTY, THERASENSE DOES NOT WARRANT THAT OPERATION OF THE FREESTYLE PRODUCTS WILL BE UNINTERRUPTED OR ERROR-FREE. THERASENSE NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ANY OTHER LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE SALE OR USE OF ANY FREESTYLE PRODUCT. ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON OR ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF THERASENSE, THAT ARE INCONSISTENT HEREWITH SHALL BE DISREGARDED AND SHALL NOT BE BINDING UPON THERASENSE OR ITS THIRD PARTY SUPPLIERS.

             6.1.5  Limitation of Liability. THERASENSE'S LIABILITY UNDER ITS
                    -----------------------
CUSTOMER WARRANTY SHALL BE LIMITED TO A REFUND OF THE CUSTOMER'S PURCHASE PRICE TO NIPRO, IN WHICH CASE NIPRO WILL REFUND SUCH AMOUNT TO THE CUSTOMER, AND A REFUND OF NIPRO'S SHIPPING COSTS WITH RESPECT TO THE DEFECTIVE FREESTYLE PRODUCT. IN NO EVENT SHALL THERASENSE BE LIABLE TO NIPRO OR ANY THIRD PARTY FOR LOST PROFITS, THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE CUSTOMER, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES FOR BREACH OF WARRANTY. THIS LIMITATION SHALL APPLY EVEN WHERE THERASENSE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN.

         6.2  Representation and Warranties by and between Nipro and TheraSense.
              -----------------------------------------------------------------

              6.2.1  Warranty to TheraSense. Nipro represents and warrants to
                     ----------------------
TheraSense that: (i) it is a corporation duly organized validly existing and in good standing under the laws of Japan; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Nipro.

              6.2.2  Warranty to Nipro. TheraSense represents and warrants to
                     -----------------
Nipro that: (i) it is a company duly organized validly existing and in good standing under the laws of the State of Delaware; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of TheraSense; (iii) it has the right to grant Nipro the exclusive distribution rights in the Territory as specified in Section
2.1.1 and, to the best of its knowledge, it has the right to grant the other rights granted herein; and (iv) subject to Sections 6.1.3 and 6.1.4, upon delivery, FCA the Shipping Location, the Freestyle Products will (a) meet the agreed upon Product Specifications as set forth in Exhibit E, (b) will be free from defects in manufacturing, materials and workmanship, (c) will be of merchantable quality and fit for the purpose for which they are intended, and
(d) will comply with all applicable laws in the place of manufacture.

7.       ADVERTISING, MARKETING AND PROMOTION

         7.1  Advertising and Promotions. Nipro, its Affiliates and
              --------------------------
Subdistributors shall bear all expenses associated with the marketing, sales and customer support of the FreeStyle Products in the Territory. Promptly upon receipt of all necessary Approvals (as defined in Section 8.1), Nipro shall, at its own expense, (i) use commercially reasonable efforts to promote the sale and distribution of the FreeStyle Products to Customers in the Territory, and (ii) use commercially reasonable efforts to realize the maximum sales potential for the FreeStyle Products to Customers in the Territory. Such commercially reasonable efforts by Nipro may include without limitation the following:

             (a) maintenance of an adequate and experienced sales force;

             (b) dedication of sufficient product and project management, marketing and customer support resources to pursue the market opportunities for the product in the Territory;

             (c) the preparation of promotional aids and materials;

             (d) the translation of clinical, technical, packaging, advertising, and promotional materials into the primary language(s) within the Territory; provided, however, that TheraSense shall own all rights in and to such translations, subject to the Translation Repayment (as defined in Section 7.2.2 below);

             (e) advertising the FreeStyle Products in professional and consumer publications within the Territory;

             (f) participating in congresses, symposia, and exhibitions within the Territory;

             (g) systematically identifying and targeting key customers and making sales calls on such customers within the Territory.

             (h) sponsoring technical papers and presentations.

             (i) organization of user panels to provide insight into customer decision making.

In addition to the foregoing, Nipro shall (i) use reasonable efforts, at its own expense, to maintain a sufficient inventory of FreeStyle Products and to fulfill forecast demand for FreeStyle Products within the Territory; and (ii) act so as to establish and maintain a favorable reputation of the FreeStyle Products and marks in the Territory.

         7.2  Nipro Materials.
              ---------------

              7.2.1  Nipro Materials. Nipro shall provide to TheraSense for
                     ---------------
purposes of review, comment and approval by TheraSense, English language translations of any and all promotional, advertising and educational materials and programs, package data sheets, and other literature relating to the FreeStyle Products at least fifteen (15) days prior to the commercial release of such materials or commencement of such programs for the purpose of: (i) enabling TheraSense to comply with regulations applicable to such materials; and (ii) ensuring that such materials correspond with TheraSense's product policies.

              7.2.2  Effect of Termination. It is recognized that Nipro shall
                     ---------------------
experience significant expenses related to the translation of materials for clinical, technical, packaging, advertising, and promotional reasons. Upon expiration or any termination of this Agreement. TheraSense shall have all rights to take over and use the translations made by Nipro, and Nipro shall fully cooperate with TheraSense to make such translations available for the free and full use by TheraSense or its agent, subject to the following:

                    (a) in the event this Agreement is terminated by Nipro due to TheraSense's material breach, or in the event TheraSense elects not to extend the term of this Agreement pursuant to Section 12.1.2, or in the event TheraSense terminates this Agreement for Nipro's failure to meet the Annual Minimum Purchase Obligations (as defined in Section 8.5) in any year, TheraSense shall pay Nipro the cost of such translations, up to a maximum amount *** (the "Translation Repayment"), as evidenced by copies of the invoices for such translation which Nipro will provide TheraSense no later than six (6) months from the Effective Date; or

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


                   (b) in the event this Agreement is terminated by TheraSense due to Nipro's material breach, or in the event Nipro elects not to extend the term of this Agreement pursuant to Section 12.1.2, TheraSense shall have no obligation to pay the Translation Repayment.

         7.3  TheraSense Collaboration. TheraSense will collaborate with Nipro
              ------------------------
in the development of all marketing and promotional materials. TheraSense will, at its own expense, provide Nipro with:

              7.3.1 such marketing and technical assistance and promotional materials (in English) as TheraSense may in its reasonable discretion consider necessary to assist with the promotion of the FreeStyle Products;

              7.3.2 training for Nipro's personnel in connection with the marketing, sale, installation, maintenance and support of the FreeStyle Products during the *** period following the Effective Date; provided, TheraSense's personnel shall spend *** in providing such training unless the parties agree to provide additional training;

              7.3.3 reasonable access to TheraSense support personnel by Nipro's support personnel to assist Nipro in providing customer support.

8.       ADDITIONAL OBLIGATIONS OF NIPRO

         8.1  Registrations, Licenses and Permits.
              -----------------------------------

              8.1.1 If and as required from time to time under the laws of the Territory, Nipro, at Nipro's expense, shall perform clinical trials and obtain all registrations, licenses, permits, import approvals, reimbursement approvals, and other legal or administrative items required to comply with the laws and regulations of the Territory for importation, sale and distribution of the FreeStyle Products, and gain reimbursement for such sales (collectively "Approvals"). Nipro shall provide to TheraSense, for

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

TheraSense's unrestricted use, complete copies of all clinical trials, protocols, data, analyses and other information, as well as applications, and all registrations, licenses, permits, and approval obtained therefrom relating to the FreeStyle Products.

             8.1.2 TheraSense will provide Nipro with all information, data, materials and product samples in its possession necessary to obtain Approvals. In the event that disclosure of TheraSense trade secrets are required for the Approvals, TheraSense will provide such trade secret information directly to the Japan regulatory authorities.

             8.1.3 All Approvals will be in Nipro's name unless otherwise agreed by the parties or required by law. Upon the expiration, cancellation, or termination of this Agreement, Nipro shall transfer such Approvals to TheraSense or TheraSense's agent so that TheraSense will be able to continue to sell FreeStyle Products and be reimbursed for FreeStyle Products in the Territory, subject to the following:

                   (a) in the event this Agreement is terminated by Nipro due to TheraSense's material breach, or in the event TheraSense elects not to extend the term of this Agreement pursuant to Section 12.1.2, or in the event TheraSense terminates this Agreement for Nipro's failure to meet the Annual Minimum Purchase Obligations in any year, TheraSense shall pay Nipro *** to compensate Nipro for the direct expenses paid by Nipro to obtain and transfer such Approvals (the "Approval Compensation"); or

                   (b) in the event this Agreement is terminated by TheraSense due to Nipro's material breach, or in the event Nipro elects not to extend the term of this Agreement pursuant to Section 12.1.2, TheraSense shall have no obligation to pay the Approval Compensation.

*** Confidential treatment requested

         8.2  Health and Safety Laws and Regulations. In performing its
              --------------------------------------
obligations under this Agreement, Nipro shall comply fully with any and all applicable health and safety laws and regulations of the Territory as they relate to the FreeStyle Products. In addition, Nipro shall monitor the appropriate information sources closely for changes in such laws and regulations, and other requirements in the Territory relating to the distribution of the FreeStyle Products in the Territory, and notify TheraSense promptly in writing of any and all such changes.

         8.3  Sales and Inventory Records. Nipro agrees to maintain a sales and
              ---------------------------
inventory record showing, at a minimum, date sold, quantity, serial number or lot number, shipment information, and the buyers' names and addresses of each of the FreeStyle Products sold, as well as the quarter-end inventory position on hand for each of the FreeStyle Products. Such records shall be kept at Nipro's principal place of business for at least three (3) years following the end of the calendar quarter to which they pertain. This information shall be made available to TheraSense at TheraSense's request solely to satisfy ISO certification, regulatory, and/or administrative requirements.

         8.4  Sales Reports. At the end of each calendar quarter, Nipro will
              -------------
provide TheraSense with a quarterly report including the following information:

              (a) monthly net sales in units of Meters to Customers in the Territory;

              (b) monthly net sales in units of Strips to Customers in the Territory

              (c) monthly net sales in Yen of FreeStyle Products other than Meters and Strips to Customers in the Territory;

              (d) reporting of monthly Meter placements (units) made free of charge to Customers;

Nipro shall also include in this quarterly report a description of any developments regarding the market, competitors, government authorities, or other material developments which Nipro judges to be of importance to the success of FreeStyle Products, or otherwise important for TheraSense to know.

         8.5  Annual Minimum Purchase Obligations. Nipro shall purchase no less
              -----------------------------------
than the amount of Strips listed on Exhibit C for sale in the Territory in each calendar year (the "Annual Minimum Purchase Obligations"). TheraSense shall have the right, at its option, to terminate this Agreement for cause pursuant to
Section 12.2 hereof, in the event that ***.

         8.6  Books and Records. At TheraSense's request, Nipro, its Affiliates,
              -----------------
and its Subdistributors agree to furnish a full and detailed statement of such party's business and operations (but only to the extent it relates to the Nipro relationship created hereby), including, without limitation, any and all sales and inventory records required to be kept pursuant to this Agreement, but solely to satisfy ISO certification, regulatory, and/or administrative requirements.

         8.7  Business Review; Semi-Annual Business Plans.
              -------------------------------------------

              8.7.1 Semi-Annual Business Plans. TheraSense and Nipro shall meet,
                    --------------------------
in person, no less frequently than once every six months to review Nipro's business plan for marketing and distributing the FreeStyle Products in the Territory. Such business plan shall include, without limitation, promotion strategy and tactics, and sales and other marketing plans. TheraSense shall have the right to review and comment on such business plan.

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

              8.7.2 Business Review. The parties will meet at least annually to
                    ---------------
review developments in the marketplace, including pricing, competitive developments, regulatory and administrative changes, and other factors important to success of the FreeStyle Products in the Territory.

         8.8  Customer Support. Nipro shall maintain knowledgeable sales,
              ----------------
marketing, and support personnel to provide instructions to Customers in the Territory in the use of the FreeStyle Products. Upon Nipro's request, TheraSense shall provide a reasonable level of assistance with technical information and training of Nipro and Kissei employees for the FreeStyle Products. Any expenses related to such activities shall be borne by Nipro.

         8.9  Medical Device Reporting.
              ------------------------

              8.9.1 Reporting. Pursuant to governmental medical device reporting
                    ---------
regulations (e.g. the FDA's Medical Device Reporting (MDR) Regulations, the European Medical Device Vigilance Guidelines, and any other applicable medical device reporting regulations in Japan), TheraSense is required to report to the applicable agency information that reasonably suggests that the FreeStyle Products may have caused or contributed to a death or serious injury or has malfunctioned and that the device would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Each of TheraSense and Nipro agree to supply to the other any such information promptly after becoming aware of it so that each of TheraSense and Nipro can comply with governmental reporting requirements.

             8.9.2  Recall Cooperation. In the event of any potential recall of
                    ------------------
FreeStyle Product in the Territory, Nipro will consult with TheraSense as to the actions which shall be taken with respect to Customers and with respect to government authorities in implementing such recall, including without limitation, in locating, and retrieving if necessary, recalled FreeStyle Products from Customers. Nipro and TheraSense shall reach agreement on such actions prior to the product recall implementation;

provided, neither party shall unreasonably withhold agreement to such actions, and the parties shall observe all legal and regulatory requirements which apply to such recall.

             8.9.3  Recall Expenses. In the event of a recall of a FreeStyle
                    ---------------
Product, whether required or voluntary, the recall shall be at Nipro's cost and expense in the Territory and at TheraSense's cost and expense outside the Territory. Notwithstanding the foregoing, in the event that a recall is primarily due to a manufacturing defect in the FreeStyle Products which requires the replacement of FreeStyle Products, then TheraSense shall provide to Nipro replacement FreeStyle Products free of charge.

             8.9.4  Records. Nipro shall maintain records of sales of FreeStyle
                    -------
Products by lot number and by third-party (including without limitation distributors, wholesalers, and retailers) to whom such product was sold or otherwise transferred. Upon TheraSense's request, Nipro shall provide TheraSense with access to such records in the event of a FreeStyle Products recall or other quality related issue. Nipro shall be responsible for obtaining all records of its sales to end users in the event of a FreeStyle Products recall or other quality related issue. Nipro shall make available to TheraSense for inspection Nipro's process and records for adverse event and other regulatory reporting purposes at mutually agreed upon times and further shall ensure that Nipro's processes comply with all applicable laws and regulations in the Territory.

       8.10  Product Complaints. Nipro shall promptly investigate and monitor
             ------------------
all Customer and/or regulatory complaints and/or correspondence concerning the use of the FreeStyle Products in the Territory. Nipro shall use commercially reasonable efforts to advise TheraSense of all complaints alleging patient injury promptly, if possible within twenty four (24) hours, but not more than five (5) days business days following the date Nipro receives such complaint, and of all other complaints relating to the FreeStyle Products as promptly as possible but not more than five (5) business days following the date Nipro receives such complaint. In addition, within fifteen (15) calendar days following the date

Nipro receives such complaint, Nipro shall also provide TheraSense with a materially complete written report relating thereto. Any notice to TheraSense under this Section 8.10 shall be sent via facsimile and overnight delivery service to the attention of TheraSense's Vice President of Regulatory Affairs or to such other address or person as TheraSense may designate by notice.

         8.11  Notification of Unauthorized Use. Nipro shall promptly notify
               --------------------------------
TheraSense in writing upon its discovery of any unauthorized use or infringement of the FreeStyle Products and/or TheraSense's patent, copyright, trademark or other intellectual property rights with respect thereto. TheraSense shall have the sole and exclusive right to bring an infringement action or proceeding against a third party, but TheraSense shall use its commercially reasonable judgment in determining its enforcement actions. In the event that TheraSense brings such an action or proceeding, Nipro shall provide commercially reasonable cooperation and provide commercially reasonable information and assistance to TheraSense and its counsel in connection with any such action or proceeding; provided that TheraSense shall reimburse Nipro for any direct costs (such as reasonable attorney's fees) incurred by Nipro.

         8.12  Nipro Improvements.
               ------------------

               8.12.1 In the event that Nipro makes a commercially important improvement to the FreeStyle Products (an "Improvement"), then TheraSense shall have a "right of first refusal" to negotiate the rights to such improvement on commercially reasonable terms. ***.

               8.12.2 Prior to offering an Improvement to a third party, Nipro shall offer the Improvement to TheraSense by providing TheraSense with at least the same level of information that

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

Nipro would provide to any third party. TheraSense shall *** review such information and provide written notification to Nipro regarding its decision to enter into negotiations for the right to such Improvement. If written notice is given that TheraSense does not want to enter into negotiations for a license, or written notice is not given by TheraSense within said *** period, TheraSense will have waived its right of first refusal to license the applicable Improvement, and Nipro will be free to license such Improvement to any third party without further obligation to TheraSense. If TheraSense provides written notice of its desire to enter into negotiations, the parties shall have a *** period from the date of TheraSense's notice to Nipro to conclude a definitive license agreement in good faith with respect to the applicable Improvement. If the parties cannot conclude an agreement in said *** timeframe, and do not mutually agree to extend such negotiation period, Nipro shall be free to license such Improvement to any third party, as long as the terms of such license are not materially better than those offered to TheraSense.

9.       ADDITIONAL OBLIGATIONS OF THERASENSE

         9.1   Supply of Products. TheraSense shall be responsible for the
               ------------------
manufacture of FreeStyle Products for sale to Nipro.

         9.2   Telephone Marketing and Technical Support. During TheraSense's
               -----------------------------------------
normal business hours, TheraSense shall provide, in English, a reasonable level of telephone marketing and technical support to employees of Nipro who have been trained by TheraSense to answer Nipro's questions related to FreeStyle Products.

         9.3   Intellectual Property Rights Maintenance.
               ----------------------------------------

               9.3.1     Patent and Trademark Prosecution. TheraSense will be
                         --------------------------------
responsible for maintaining all patents, Trademarks and trade names and/or diligently prosecuting all patent applications

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

covering the FreeStyle Products in the Territory. TheraSense shall use its reasonable commercial judgment in determining the level and extent of patent protection to pursue in the Territory.

          9.3.2  Remedies for Injunction. If sale of the FreeStyle Products in
                 -----------------------
the Territory is enjoined due to any third party claim that the FreeStyle Products or the trademark infringe the intellectual property rights of the third party, then TheraSense may at its option and expense, (i) procure a license for Nipro to continue selling FreeStyle Products, (ii) replace or modify the FreeStyle Products to render them non-infringing; or (iii) if it is not commercially reasonable to take the actions specified in items (i) and (ii), terminate this Agreement with *** written notice to Nipro and repurchase from Nipro the FreeStyle Products in Nipro's inventory as of the date of such termination at Nipro's fully landed cost of such FreeStyle Products; provided, however, that in such event, solely for purposes of Section 12.6.2, the date of termination shall be considered to be the date the injunction is effective (as such date may be extended by any stay or appeal of such injunction).

10.  CONFIDENTIALITY

     10.1 Except as expressly provided herein, the parties agree that for five
(5) years after the disclosure of any Confidential Information by one (1) of the parties to the other hereto pursuant to this Agreement, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement such Confidential Information, except that to the extent that it can be established by the receiving party by competent proof that such Confidential
Information:

                 (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                 (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

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

                         (c)    became generally available to the public or
otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                         (d)    was independently developed by the receiving
party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

                         (e)    was subsequently lawfully disclosed to the
receiving party by a person other than a party hereto.

          10.2   Permitted Use and Disclosures. Each party hereto may use or
                 -----------------------------
disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

          10.3   Public Disclosure. Except as otherwise required by law, neither
                 -----------------
party shall issue a press release or make any other public disclosure of the terms of this Agreement without the prior approval of such press release or public disclosure. Each party shall submit any such press release or public disclosure to the other party, and the receiving party shall have ten (10) business days to review and approve any such press release or public disclosure, which approval shall not be unreasonably withheld. If the receiving party does not respond in writing within such ten (10) business day period, the press release or public disclosure shall be deemed approved.

     10.4  Confidential Terms. Except as expressly provided herein, each party
           ------------------
agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, disclosures may be made as required by securities or other applicable laws, or on a strict need to know basis to actual or prospective investors, or to a party's accountants, attorneys and other professional advisors; provided further, however, prior to making any disclosure regarding securities or other applicable laws, the terms of this Agreement shall be redacted by mutual agreement of the parties.

11.  INDEMNITY; INSURANCE; LIMITATION OF LIABILITY

     11.1  Indemnification of Nipro.
           ------------------------

           11.1.1 TheraSense shall indemnify, defend, and hold harmless Nipro and its directors, officers and employees (each an "Nipro Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from a claim, suit or proceeding made or brought by a third party against a Nipro Indemnitee arising from defects in materials, workmanship, design or packaging of the FreeStyle Products, except for matters for which Nipro is to indemnify TheraSense pursuant to Section 11.2.1.

           11.1.2 TheraSense shall defend, or at its option settle, any claims brought against Nipro by third parties as a result of any infringement by the FreeStyle Products of any U.S. or foreign patent, trade name, trademark, service mark or copyright existing under the laws of the Territory, and shall reimburse Nipro for any judgments, damages, cost or expenses payable by Nipro to a party bringing such action together with reasonable attorneys' fees relating thereto. If the FreeStyle Products, or any part thereof, are, or in the opinion of TheraSense become, the subject of any claim for infringement of such third party patent, trademarks, or copyrights, or if it is adjudicatively determined that the FreeStyle Products, or any part thereof, infringe any such third party patent trademark, or copyright, then

TheraSense may, at its option and expense, either (i) procure for Nipro the right under such third party patent, trademark or copyright to sell or use, as appropriate, the FreeStyle Products (or in the case of trademark infringement, substitute a different trademark) or (ii) replace or modify the FreeStyle Products or parts thereof in Nipro's possession, with other suitable and reasonably equivalent technology or parts so that the FreeStyle Products become non-infringing or (iii) if it is not commercially reasonable to take the actions specified in items (i) or (ii) immediately preceding, terminate this Agreement with ninety (90) days written notice.

               11.1.3 Notwithstanding the provisions of Section 11.1.2 above, TheraSense assumes no liability for (i) infringements relating to any assembly, circuit, combination, method or process made by anyone other than by or on authority of TheraSense in which any of the FreeStyle Products may be used where the FreeStyle Products when used alone would not result in such an infringement;
(ii) infringements involving the modification or servicing of the FreeStyle Products, or any part thereof, done by anyone other than by or on authority of TheraSense unless such modification or servicing was done by TheraSense; (iii) any trademark infringements involving any marking or branding of the FreeStyle Products not applied by TheraSense or at the request of TheraSense or involving any marking or branding applied at the request of Nipro or any marking or branding with Nipro or Kissei's trademarks; or (iv) modification of any FreeStyle Products other than with TheraSense's written consent.

               11.1.4 The foregoing provisions of this Section 11.1 state the entire liability and obligations of TheraSense, and the exclusive remedy of Nipro and its Customers, with respect to any alleged product liability claim or other matter covered by Section 11.1.1 related to the FreeStyle Products, or any alleged infringement of any patents, copyrights, trademarks or other intellectual property rights by the FreeStyle Products or any part thereof.

          11.2   Indemnification of TheraSense.
                 -----------------------------

                 11.2.1 Nipro shall indemnify, defend and hold harmless TheraSense and its directors, officers, employees and agents and the successors and assigns of any of the foregoing (each a "TheraSense Indemnitee") from any and all claims, losses, costs, liabilities or expenses (including, without limitation, attorneys' fees and other expenses of litigation) (a "Liability") resulting from a claim, suit or proceeding made or brought by a third party against a TheraSense Indemnitee arising out of (a) defects in the FreeStyle Products sold by Nipro resulting from any action of Nipro, its Affiliates and their Subdistributors, (b) FreeStyle Products claims, whether written or oral, made by Nipro in its advertising, promotion, sale, or distribution of any of the FreeStyle Products beyond those made by TheraSense, (c) the labeling, packaging, storage or other handling, distribution or sale of the FreeStyle Products by Nipro, its Affiliates or its Subdistributors except to the extent required by TheraSense pursuant to this Agreement, or (d) any claim alleging noncompliance by Nipro with Japan laws and regulations in the Territory which are equivalent to the U.S. FDC&A.

                 11.2.2 Nipro shall defend, or at its option settle, any claims brought against TheraSense by third parties as a result of any infringement by the FreeStyle Products of any U.S. or foreign trademark, trade name, or service mark existing under the laws of the Territory, and shall reimburse TheraSense for any judgments, damages, cost or expenses payable by TheraSense to a party bringing such action together with reasonable attorneys' fees relating thereto as a result of marking or branding the FreeStyle Products with Nipro trademarks. If the FreeStyle Products, or any part thereof, are, or in the opinion of Nipro become, the subject of any claim for infringement of such third party trademarks, trade names or service marks, or if it is adjudicatively determined that the FreeStyle Products, or any part thereof, infringe any such third party trademarks, trade names or service marks, Nipro may substitute a new Nipro trademark, trade name or service mark to be used to sell or use, as appropriate, the FreeStyle Products.

                 11.2.3 The foregoing provisions of this Section 11.2 state the entire liability and obligations of Nipro, and the exclusive remedy of TheraSense, with respect to any product liability or other matter covered by
Section 11.2.1 or any alleged infringement of any trademarks, trade names or service marks by the FreeStyle Products or any part thereof.

          11.3   Indemnification Procedure. A party that intends to claim
                 -------------------------
indemnification (the "Indemnitee") under this Article 11 shall promptly notify the other party (the "Indemnitor") in writing of any claim, complaint, suit, proceeding or cause of action with respect to which the Indemnitee intends to claim such indemnification (for purposes of this Section 11.3, each a "Claim"), and the Indemnitor shall have sole control of the defense and/or settlement thereof; provided that the Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such Claim. The indemnification obligations of the parties under this Article 11 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such Claim shall relieve the Indemnitor of its liability to the Indemnitee under this Article 11, only to the extent that the failure is prejudicial to its ability to defend such action, but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability to any Indemnitee otherwise than under this Article 11. The Indemnitee under this
Article 11, and its employees, at the Indemnitor's request and expense, shall provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to such Claims covered by this indemnification. It is understood that only Nipro may claim indemnity under this Article 11 (on its own behalf or on behalf of an Nipro Indemnitee), and other Nipro Indemnitees may not directly claim indemnity hereunder. Likewise, it is understood that only TheraSense may claim indemnity under this Article 11 (on its own behalf or on behalf of a TheraSense Indemnitee), and other TheraSense Indemnitees may not directly claim indemnity hereunder.

         11.4   Insurance. During the term of this Agreement, each party shall
                ---------
maintain liability insurance policies, including without limitation, product liability insurance coverage, in commercially adequate amounts. TheraSense's policy shall name Nipro as an additional insured and contain an endorsement to provide Nipro with at least thirty (30) days prior written notice of any cancellation or nonrenewal of such policy. Each party shall furnish to the other party copies of such policies.

         11.5   LIMITED LIABILITY.
                -----------------

                11.5.1 EXCEPTING THE PROVISIONS OF SECTION 12.6.2, THERASENSE'S LIABILITY ARISING OUT OF THIS AGREEMENT, THE TERMINATION THEREOF, AND/OR SALE OF THE FREESTYLE PRODUCTS SHALL BE LIMITED TO THE AMOUNT OF TEN MILLION DOLLARS (USD $10,000,000).

                11.5.2 IN NO EVENT SHALL THERASENSE OR NIPRO BE LIABLE TO THE OTHER OR ANY OTHER ENTITY FOR LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT, OR ANY TERMINATION THEREOF, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT THERASENSE OR NIPRO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN OR IN THE WARRANTY FOUND IN THE FREESTYLE PRODUCTS.

12.  TERM AND TERMINATION

     12.1   Initial Term.
            ------------

            12.1.1 Initial Term. The initial term of this Agreement shall
                   ------------
commence on the Effective Date and shall continue in force until five (5) years from the Effective Date, unless terminated earlier under the provisions of this
Article 12 (the "Initial Term").

            12.1.2 Extended Term. Beginning in fourth (4th) year of this
                   -------------
Agreement, and each year thereafter, the term of this Agreement may be extended by up to an additional three (3) years (each an "Extended Term") as follows:

                   (a) At any time during the last three (3) months of the fourth (4th) year, either party may notify the other party that it would like to extend the term by an additional rolling three (3) years (i.e. to add years 6, 7, and 8 to the initial five (5) years). The parties shall then meet and agree to the Annual Minimum Purchase Obligation of Strips that shall apply for each additional year. If the parties so agree, this Agreement shall be so extended.

                   (b) Provided that the parties agreed to extend this Agreement at the end of the fourth (4th) year and this Agreement is then still in effect, during the last three (3) months of any subsequent year, the parties may meet to extend the term by an additional rolling three (3) years (e.g., in the last three (3) months of the fifth (5th) year, the parties may agree to add years 7, 8 and 9, and so forth). During any Extended Term, all the terms of this Agreement shall apply, including without limitation Section 8.5.

                   (c) Notwithstanding anything to the contrary, neither party is obligated to agree on a new Annual Minimum Purchase Obligation of Strips; provided, however, that if the parties are unable to agree on such new Annual Minimum Purchase Obligation for the extension years prior to the end of the three (3) month period, TheraSense shall be free to enter into a distribution agreement with any third party following termination of this agreement but only if the new agreement contains annual minimum purchase obligations greater than those offered to and rejected by Nipro prior to the end of the three (3) month period.


          12.2   Termination for Cause. If either party defaults in the
                 ---------------------
performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within ninety (90) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the ninety (90) day period, then the Agreement shall automatically terminate at the end of that period. In addition, this Agreement shall automatically terminate if Nipro fails to pay TheraSense in accordance with Sections 3.1 or 3.2 and such failure shall have continued for thirty (30) days after written notice thereof was provided to Nipro by TheraSense.

          12.3   Termination for Insolvency. This Agreement may be terminated by
                 --------------------------
either party effective immediately upon written notice (i) upon the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other party's debts under United States, California or Japan law, (ii) upon the other party's making an assignment for the benefit of creditors, or (iii) upon the other party's dissolution or ceasing to do business.

          12.4   Termination Relating to ***.
                 ---------------------------

                 12.4.1 ***. TheraSense may, at its sole discretion, terminate
                        ---
this Agreement *** if Nipro ***, without TheraSense's prior written consent.

*** Confidential treatment requested

                 12.4.2  ***. Should Nipro decide to ***, it shall so notify
                         ---
TheraSense in writing ***. Nipro's obligation to provide such notice, shall survive termination of this Agreement by TheraSense pursuant to Section 12.2 or
Section 12.4.1.


          12.5   Termination Relating to Sales Outside Territory.
                 -----------------------------------------------


                 12.5.1 In addition to any other rights or remedies available to TheraSense, TheraSense shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Nipro if Nipro is selling the FreeStyle Products in commercial quantities, (i) for delivery outside the Territory or
(ii) with knowledge that the FreeStyle Products are being purchased for use or resale outside the territory, unless Nipro cures such breach within such thirty
(30) day period.

                 12.5.2 In the event either TheraSense or Nipro become aware that any Nipro Affiliate or Subdistributor (including without limitation distributors, wholesalers, and retailers) has directly or indirectly resold or reshipped any of the FreeStyle Products outside the Territory in commercial quantities, it shall notify the other party in writing. In the event that either of the parties determine that such Nipro Affiliate or Subdistributor (including without limitation distributors, wholesalers, and retailers) knew or should have known that such FreeStyle Products were ultimately being resold or reshipped outside the Territory, it shall notify the other party and Nipro shall take all necessary action to stop such activities, including without limitation terminating the right of such third party to distribute and sell FreeStyle Products, in accordance with its agreement with the Subdistributor.

*** Confidential treatment requested

          12.6   Effect of Termination.
                 ---------------------

                 12.6.1 Accrued Obligations. Expiration or termination of this
                        -------------------
Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

                 12.6.2 Signature Payment. If during the Initial Term,
                        -----------------
TheraSense terminates this Agreement pursuant to Section 9.3.2 or 11.1.2, or Nipro terminates this Agreement pursuant to Section 12.2 due to TheraSense's material breach, TheraSense shall repay to Nipro a portion of the Signature Payment paid by Nipro to TheraSense pursuant to Section 3.1 as follows:


                        (a) immediately prior to the effective date of Termination the parties shall determine the number of full years remaining in the Initial Term; and

                        (b) for each full year remaining in the Initial Term, TheraSense shall repay to Nipro Five Hundred Thousand Dollars (USD $500,000).

                        (c) Except as provided for in this Section 12.6.2, TheraSense shall have no obligation to repay any of the Signature Payment to Nipro.

                 12.6.3 Approvals. Upon any termination or expiration of this
                        ---------
Agreement, Nipro shall (and shall ensure that its Affiliates and Subdistributors shall): (i) assign to TheraSense all right, title and interest to the Approvals (as defined in Section 8.1), and (ii) execute those documents, as reasonably requested by TheraSense, necessary to document and/or perfect the assignment of such registrations, approvals and government authorizations. TheraSense shall have the exclusive right to use all such registrations, licenses or permits upon expiration or termination of this Agreement for any reason. In the event that the Approvals cannot be transferred to TheraSense or its designated agent in time for the uninterrupted continuation of sales of FreeStyle Product in the Territory, Nipro shall cooperate with TheraSense to assure continued supply until such time as Approvals are transferred so as to allow continued FreeStyle Product supply.

                 12.6.4 Inventory. Within twenty (20) days after the effective
                        ---------
date of termination of this Agreement, Nipro shall use its reasonable efforts to provide TheraSense with a complete inventory of FreeStyle Products in Nipro's possession, in transit to Nipro from TheraSense or otherwise in Nipro's control. Upon any expiration or other termination of this Agreement, TheraSense may inspect Nipro's FreeStyle Products inventory and audit Nipro's records.

                 12.6.5 Products. Upon termination of this Agreement, TheraSense
                        --------
shall have the option, at its sole discretion, to repurchase or have purchased by its agent, all or part of Nipro or sub-distributor inventories of saleable FreeStyle Product. In such case, TheraSense or its agent shall pay Nipro its original landed cost for the Product so repurchased, or in the case of Nipro packaged FreeStyle Product, the inventory value of such repurchased goods according to Nipro's inventory accounting.

                 12.6.6 Return of Materials. All of TheraSense's trademarks,
                        -------------------
marks, trade names, patents, and copyrights, and all designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind related to the FreeStyle Products provided by TheraSense, shall remain the property of TheraSense. Within thirty (30) days after the effective date of termination of this Agreement, Nipro shall destroy all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control and provide written certification of such destruction, or prepare such tangible items for shipment to TheraSense, as TheraSense may direct, at TheraSense's expense. Nipro shall not make or retain any copies of any confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, Nipro shall cease to use all trademarks and trade names of TheraSense. During the term of this Agreement and after any termination or expiration of this Agreement, TheraSense shall have the right to continue to use and disclose for any purpose any and all clinical trial results and other data relating to the FreeStyle Products.

          12.6.7 Transition. Upon termination of this Agreement, Nipro shall use
                 ----------
commercially reasonable efforts to cooperate with TheraSense to effect a smooth and orderly transition in the sale of FreeStyle Products in the Territory. After the effective termination date, Nipro shall refer all FreeStyle Products inquiries to TheraSense and shall provide commercially reasonable cooperation to any newly-appointed distributors.


          12.6.8 No Renewal, Extension or Waiver. Acceptance of any order from,
                 -------------------------------
or sale of, any FreeStyle Products to Nipro after the date of termination of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination by TheraSense.

     12.7 Survival. The provisions of Sections 2.4, 2.6, 3.2.4, 3.3, 4.4.4, 5.6,
          --------
6.1, 7.2.2, 8.1.3, 8.3, 8.6, 8.9, 8.10, 8.12 (but only with respect to
Improvements reduced to practice prior to the effective date of termination), 12.4.2, 12.6, and 12.7 and Articles 10, 11 (but only to the extent such indemnity claim arises from act or omissions that occurred prior to the effective date of termination), 13 and 14 shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

13.  DISPUTE RESOLUTION

     13.1 Chief Executive Officers. If a dispute, controversy or claim between
          ------------------------
the parties arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement (each, a "Dispute"), either Nipro or TheraSense may, by written notice to the other, have such dispute referred to the General Manager of Nipro, or his designee, and to the Vice President of International Business Development of TheraSense, or his designee for resolution. If, within thirty (30) days of such written notification of a Dispute, no resolution is agreed between the parties, the dispute will be presented to the Chief Executive Officer of Nipro, and the President of TheraSense for resolution. If, within sixty (60) days of written notification of a Dispute, no resolution is agreed, then either party may notify the other party that it invokes resolution of the dispute by binding arbitration in the manner described in Section 13.2 ("ADR").

     13.2 Arbitration.
          -----------

          13.2.1 Any Dispute that cannot be settled amicably by agreement of the parties pursuant to Section 13.1 above shall be finally settled by binding arbitration in the manner described in this Section 13.2. The ADR shall be conducted pursuant to then obtaining Rules of Arbitration of the London Court of International Arbitration, by which each party hereto agrees to be bound. Notwithstanding those rules, the ADR shall be held in London, England by a single arbitrator, provided that at the request of any party, the arbitration shall be conducted by a panel of three (3) arbitrators, with one (1) arbitrator chosen by each of TheraSense and Nipro and the third appointed by the other two
(2) arbitrators. The parties shall use their best efforts to select the arbitrator(s) within ninety (90) days of the initiation of ADR. It is understood and agreed that the filing by a party of an action that is subject to this
Section 13.2, whether in court or in arbitration, shall constitute an "initiation" of ADR. Each party agrees that any such action filed in court shall be stayed pending the outcome of the related ADR. The arbitrator(s) selected in accordance with this Section 13.2 are referred to herein as the "Panel" and shall be comprised of independent experts with experience in the field of the dispute.

          13.2.2 All ADR proceedings, including without limitation the filing of any documents, papers, and/or motions relating thereto, shall be made in the English language. In the event of any dispute concerning the construction or meaning of such documents, papers and/or motions, reference shall be made only to such documents, papers and/or motions as written in English and not to any translation into any other language.

          13.2.3 The decision and/or award rendered by the Panel shall be written (specifically stating the Panel's findings of facts as well as the reasons upon which the Panel's decision is based), final and nonappealable (except for an alleged act of corruption or fraud on the part of the Panel) and may be entered in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the Panel shall have no authority to award, punitive or exemplary damages against any party. The Panel shall have the authority to grant injunctive relief and order specific performance. The Panel shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery; provided the Panel shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. Evidence need not be obtained in the presence of the Panel. At the arbitration hearing, each party may make written and oral presentations to the Panel, present testimony and written evidence, and examine witnesses. The costs of any arbitration, including administrative fees and fees of the Panel, shall be shared equally by the parties. Each party shall bear the cost of its own attorneys' fees and expert fees. The parties and the Panel shall use their best efforts to complete any such arbitration within one (1) year after the appointment of the Panel, unless a party can demonstrate to the Panel that the complexity of the issues or other reasons warrant the extension of the time table. In such case, the Panel may extend such time table as reasonably required. The Panel shall, in rendering its decision, apply the substantive law of the State of Delaware, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Section 13.2 shall be governed by the Rules of Arbitration of the International Chamber of Commerce. No party shall initiate arbitration hereunder unless it has attempted to resolve the dispute in accordance with Section 13.1.

          13.2.4 Injunctive Relief. This Section 13.2 shall not be construed to
                 -----------------
prohibit either party from seeking preliminary or permanent injunctive relief, restraining order or degree of specific performance in any court of competent jurisdiction to the extent not prohibited by this Agreement. For avoidance of doubt, any such equitable remedies provided under this Section 13.2 shall be cumulative and not exclusive and are in addition to any other remedies, which either party may have under this Agreement or applicable law.

14.  MISCELLANEOUS

     14.1 Governing Law. This Agreement, and any proceeding subject to Article
          -------------
13, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws.

     14.2 Independent Contractors. The relationship of the parties hereto is
          -----------------------
that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

     14.3 U.S. Export Control. Nipro certifies that unless prior written
          -------------------
authorization is obtained from the U.S. Bureau of Export Administration or the U.S. Export Administration Regulations explicitly permit the re-export without such authorization, it will not export, re-export, or transship, directly or indirectly, the FreeStyle Products, documentation, technical assistance, or any media in which any of the foregoing is contained, or other technology provided hereunder or the direct product thereof, to any country as to which the U.S. Government has placed an embargo against the shipment of products, software or technology which embargo is in effect during the term of this Agreement.

     14.4 Assignment. The parties agree that their rights and obligations under
          ----------
this Agreement shall not be delegated, transferred or assigned to a third party without prior written consent of the other party hereto; provided either party may assign this Agreement, without the other party's consent (a) to its Affiliates, and (b) to an entity that acquires all or substantially all of the business or assets of the assigning party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

     14.5 Notices. All notices required or permitted hereunder shall be given in
          -------
writing addressed to the respective parties as set forth below and shall either be (i) personally delivered, (ii) sent by internationally-recognized private express courier; or (iii) sent by facsimile, with a confirmation copy sent within one (1) business day thereafter by internationally-recognized private express courier. Notices shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit with an express courier, or upon transmission if sent by facsimile with a confirmation copy sent as provided herein. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Section. The addresses for the parties are as follows:

     If to Nipro:            Nipro Corporation
                             3-9-3, Honjo-Nishi, Kita-ku
                             Osaka, Japan
                             Attention: CEO

     If to TheraSense:       TheraSense, Inc.
                             1360 South Loop Road
                             Alameda, CA 94502
                             USA
                             Attention: CEO

     14.6 Force Majeure. Neither party shall lose any rights hereunder or be
          -------------
liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

     14.7  Advice of Counsel. TheraSense and Nipro have each consulted counsel
           -----------------
of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

     14.8  Compliance with Laws. Each party shall furnish to the other party any
           --------------------
information requested or required by that party during the term of this Agreement or any extensions hereof to enable that party to comply with the requirements of any U.S. or foreign, state and/or government agency.

     14.9  Further Assurances. At any time or from time to time on and after the
           ------------------
date of this Agreement, Nipro shall at the request of TheraSense (i) deliver to TheraSense such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as TheraSense may reasonably deem necessary or desirable in order for TheraSense to obtain the full benefits of this Agreement and the transactions contemplated hereby.

     14.10 Severability; Waiver. In the event that any provisions of this
           --------------------
Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement. The failure of a party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

     14.11 Entire Agreement; Modification. This Agreement sets forth the entire
           ----------------
agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties.

     14.12 Counterparts. This Agreement may be executed in two counterparts,
           ------------
each of which shall be deemed an original and which together shall constitute one instrument.

     IN WITNESS WHEREOF, Nipro and TheraSense have executed this Agreement by their respective duly authorized representatives.


NIPRO CORPORATION                           THERASENSE, INC.


    /s/ Signature                                /s/ Signature
By:_______________________________          By:______________________________

Print Name:_______________________          Print Name:______________________

Title:____________________________          Title:___________________________